Calculation of Filing Fee Tables
S-8
Factorial Energy Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Series A common stock, par value $0.00001 per share	Other	12,768,484	$ 5.83	$ 74,440,261.72	0.0001381	$ 10,280.20
2	Equity	Series A common stock, par value $0.00001 per share	Other	3,115,299	$ 1.07	$ 3,333,369.93	0.0001381	$ 460.34
3	Equity	Series A common stock, par value $0.00001 per share	Other	5,116,217	$ 5.83	$ 29,827,545.11	0.0001381	$ 4,119.18
4	Equity	Series A common stock, par value $0.00001 per share	Other	16,524,075	$ 1.07	$ 17,680,760.25	0.0001381	$ 2,441.71
5	Equity	Series A common stock, par value $0.00001 per share	Other	1,830,211	$ 5.83	$ 10,670,130.13	0.0001381	$ 1,473.54
Total Offering Amounts:						$ 135,952,067.14		$ 18,774.97
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 18,774.97
Offering Note
[1]	(a) On June 5, 2026 (the "Closing Date"), Factorial Energy Inc. (previously named Cartesian Growth Corporation III, the "Registrant") consummated a business combination (the "Business Combination") pursuant to the terms of the business combination agreement, dated December 17, 2025 and amended on march 26, 2026 and may 18, 2026, with Fenway MS, Inc., ("Merger Sub"), and Factorial Inc. ("Legacy Factorial"). Pursuant to Rule 416, under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of Series A common stock, $0.00001 per value per share (the "Series A Common Stock") of the Registrant that become issuable under the Factorial Energy Inc. 2026 Equity Incentive Plan (the "2026 Plan") and the Factorial Energy Inc. 2026 Employee Stock Purchase Plan (the "2026 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transactions. (b) Represents 12,768,484 shares of Series A Common Stock reserved and available for future issuance under the 2026 Plan. To the extent outstanding equity awards granted under the 2026 Plan are cancelled, forfeited, or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2026 Plan. The 2026 Plan provides that the number of shares reserved and available for issuance thereunder will automatically increase on January 1, 2027 and each January 1 thereafter by (i) 5% of the sum of Outstanding Shares (as defined in the 2026 Plan) on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the administrator of the 2026 Plan. (c) Estimated solely for the purposes of calculating the registration fee pursuant to rule 457(c) of the Securities Act, and based on $5.83, the average of the high and low sales prices of the Series A Common Stock as reported on the Nasdaq Stock Market ("Nasdaq") on August 10, 2026 (such date being within five business days of the date that this Registration Statement was filed with the Securities and Exchange Commission ("Commission")).

[2]	(a) See note 1(a). (b) Represents 3,115,299 shares of Series A Common Stock issuable with respect to the unvested options to purchase shares of Legacy Factorial common stock (each, a "Legacy Factorial Option") under the Factorial Inc. 2019 Stock Incentive Pan (as amended, the "2019 Plan") that were cancelled and exchanged for stock option awards of the Registrant (each, a "Registrant Option") under the 2019 Plan. Following the Closing Date, Legacy Factorial did not grant any further awards under the 2019 Plan. To the extent outstanding options granted under the 2026 Plan are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2026 Plan. (c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $1.07, which is the weighted average exercise price (rounded to the nearest cent) of such Registrant Options.

[3]	(a) See note 1(a). (b) Represents 5,116,217 shares of Series A Common Stock issuable pursuant to the unvested restricted stock unit awards with respect to shares of Legacy Factorial common stock (each, a "Legacy Factorial RSU") under the 2019 Plan that were cancelled and exchanged for restricted stock unit awards of the Registrant (each, a Registrant RSU") under the 2026 Plan. Following the Closing Date, Legacy Factorial did not grant any further awards under the 2019 Plan. To the extent outstanding restricted stock unit awards granted under the 2026 Plan are cancelled, forfeited or otherwise terminated without being settled, the number of shares underlying such awards will be available for future grant under the 2026 Plan. (c) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(c) of the Securities Act, and based on $5.83, the average of the high and low sales prices of the Series A Common Stock as reported on Nasdaq on August 10, 2026 (such date being within five business days of the date that this Registration Statement was filed with the Commission).

[4]	(a) see note 1(a). (b) Represents 16,524,075 shares of Series A Common Stock issuable with respect to the vested Legacy Factorial Options that were cancelled and exchanged for Registrant Options under the 2026 Plan. Following the Closing Date, Legacy Factorial, did not grant any further awards under the 2019 Plan. To the extent outstanding options granted under the 2026 Plan are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2026 plan. (c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $1.07, which is the weighted average exercise price (rounded to the nearest cent) of such Registrant Options.

[5]	(a) See note 1(a). (b) Represents 1,830,211 shares of Series A Common Stock reserved and available for future issuance under the 2026 ESPP. The 2026 ESPP provides that the number of shares reserved and available for issuance thereunder automatically increases each January 1, beginning January 1, 2027 and ending on January 1, 2036, by the lease of (i) 2% of the Registrant's Outstanding Shares (as defined in the 2026 ESPP) on the immediately preceding December 31, (ii) 3,000,000 shares of Series A Common Stock and (iii) such number of shares of Series A Common Stock as determined by the administrator of the 2026 ESPP. (c) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, and based on 85% (the percentage of the price per share applicable to purchases under the 2026 ESPP) of $5.83, the average of the high and low sale prices of the Series A Common Stock as reported on Nasdaq on August 10, 20216 (such date being within five business days of the date that this Registration Statement was filed with the Commission).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources